UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 26, 2021

Motorsport Games Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39868	86-1791356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5972 NE 4th Avenue Miami, FL (Address of principal executive offices)	33137 (Zip Code)

Registrant’s telephone number, including area code: (305) 507-8799

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MSGM	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On April 1, 2021, Motorsport Games Inc., a Delaware corporation (the “Company”), entered into a share purchase agreement dated April 1, 2021 (the “SPA”) with Luminis International BV (“Luminis”) and Technology In Business B.V. (“TIB”).

Pursuant to the SPA, the Company has agreed to purchase from TIB 100% of the share capital (the “Shares”) of Studio397 BV (“Studio397”). The purchase price for the Shares will be U.S. $16,000,000, payable in two installments, as follows: U.S. $12,800,000 at closing (the “Completion Payment”) and U.S. $3,200,000 on the first-year anniversary of closing (the “Deferred Payment”).

To secure payment by the Company of the Deferred Payment, the Company agreed to grant a right of pledge on 20% of the Shares (“Pledged Shares”) by means of execution of the Deed of Pledge at closing of the transactions contemplated by the SPA. The voting rights attached to the Pledged Shares will be transferred to TIB if and to the extent that the Company fails to pay the Deferred Payment within 30 business days following receipt of TIB’s notice of such failure.

TIB agreed to fund Studio397 with sufficient funds from its proceeds of the Completion Payment at closing by way of share premium contribution so as to enable Studio397 to fully settle at closing the royalty payment amounts to be paid to Image Space Incorporated by Studio397 pursuant to the buy-out agreement, dated December 7, 2020, between Image Space Incorporated and Studio397.

The SPA contains customary for a transaction of this nature representations, warranties, covenants, restrictive covenants and indemnities. Closing of the transactions contemplated under the SPA is subject to the satisfaction of various conditions required prior to closing customary for transactions of this nature, including, without limitation, Studio397 having acquired full ownership and title to all intellectual property rights or other rights vesting in rF2, the rF2 Brand, rF2 Content and rF2 Software and in any derived or amended racing and driving simulation games or software applications thereof without any encumbrance by way of transfer and/or assignment from all relevant parties.

The closing of the transactions contemplated by the SPA are expected to occur on or before April 30, 2021. If any of the conditions to closing set forth in the SPA are not satisfied or waived before April 30, 2021 23:59 CET, the SPA may be terminated by the Company by written notice to TIB and Luminis.

The foregoing description of the SPA does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the SPA, a copy of which are attached hereto as Exhibits 10.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided the Item 1.01 of this Report is hereby incorporated by reference into this Item 2.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

A. On March 26, 2021, the compensation committee (the “Committee”) of the board of directors of the Company, approved and authorized the grant of an incentive option to purchase 3,077 shares of the Company Class A common stock to Jonathan New, the Chief Financial Officer of the Company, pursuant to the Motorsport Games Inc. 2021 Equity Incentive Plan. Such option will vest in three equal annual installments beginning on March 26, 2022.

B. On March 26, 2021, the board of directors of the Company, following the recommendation of the Committee, approved (with Dmitry Kozko not being present and not voting) $300,000 annual bonus of Dmitry Kozko, the Company’s Chief Executive Officer, for his performance in 2020.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1*	Share Purchase Agreement, dated April 1, 2021, among Motorsport Games Inc., Luminis and Technology In Business B.V.

*	Portions of the exhibit, marked by brackets, have been omitted because the omitted information (i) is not material and (ii) would likely cause competitive harm if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Motorsport Games Inc.

Date: April 1, 2021	By:	/s/ Dmitry Kozko
Dmitry Kozko
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Share Purchase Agreement, dated April 1, 2021, among Motorsport Games Inc., Luminis and Technology In Business B.V.

*	Portions of the exhibit, marked by brackets, have been omitted because the omitted information (i) is not material and (ii) would likely cause competitive harm if publicly disclosed.